UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2008
ADEX MEDIA, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-143695 (Commission File Number)	20-8755674 (IRS Employer Identification Number)

883 North Shoreline Boulevard; Suite A200
Mountain View, CA 94043
(Address of principal executive offices) (Zip Code)

(650) 967-3040
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The information set forth below under Item 2.01 is hereby incorporated by reference into this Item 1.01.

Item 2.01   Completion of Acquisition or Disposition of Assets

On August 29, 2008 (the “Closing Date”), Adex Media, Inc. (“Adex”) entered into an asset purchase agreement (the “Asset Purchase Agreement”), pursuant to which Adex acquired substantially all the assets of Bay Harbor Marketing, LLC (“Bay Harbor”), a California limited liability company, which assets comprise the operational assets of the business currently conducted by Bay Harbor including its proprietary lead generation technology platform. The asset purchase was completed on August 29, 2008.

The purchase price for the Bay Harbor assets consisted of the following: (i) Fifty Thousand Dollars ($50,000) paid to Bay Harbor at the closing, subject to a contractual lock-up and share release agreement (the “Lock-Up Agreement”); (ii) fifty thousand (50,000) restricted shares of Adex common stock (the “Closing Shares”) issued to Bay Harbor on the Closing Date; (iii) one hundred fifty two thousand one hundred fifty one (152,151) restricted shares of Adex common stock (the “Dufficy Shares”) issued to Kevin Dufficy, the managing member of Bay Harbor, on the Closing Date; (iv) one hundred forty-seven thousand two hundred seventy-three (147,273) restricted shares of Adex common stock (the “Remington Shares”) issued to Remington Partners, Inc, a creditor of Bay Harbor, on the Closing Date; and (v) an additional amount of up to one hundred fifty thousand (150,000) restricted shares of Adex common stock (the “Earn Out Shares”) issued to an escrow agent on the Closing Date in the name of Bay Harbor pursuant to an escrow agreement (the “Escrow Agreement”).  The  Earn Out Shares are subject to the Lock-Up Agreement and all or part of the Earn Out Shares are subject to release from escrow within a certain period of time following August 29, 2009, in accordance with an earn-out formula setting forth certain net revenue and net profit margin performance targets for the Bay Harbor assets.

The purchase price for the Bay Harbor assets was determined based on arm’s length negotiations. Prior to the acquisition, there were no material relationships between Adex and Bay Harbor nor with any of either company’s affiliates, directors, officers, or any associate of such directors or officers.

The foregoing description of the Asset Purchase Agreeement, the Lock-Up Agreement and the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreeement, the Lock-Up Agreement and the Escrow Agreement, copies of which are filed as Exhibits 2.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01    Exhibits.

      (d)          EXHIBITS - The following exhibits are filed as part of this report:

Exhibit No.	Description
2.1	Asset Purchase Agreement dated August 29, 2008, by and between Adex Media, Inc. and Bay Harbor Marketing, LLC.

10.1	Lock-Up and Share Release Agreement dated August 29, 2008, by and between Adex Media, Inc. and Bay Harbor Marketing, LLC.

10.2	Escrow Agreement dated August 29, 2008, by and between Adex Media, Inc., Bay Harbor Marketing, LLC, and Bullivant Houser Bailey PC.

99.1	Press Release issued by the Company on September 2, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEX MEDIA, INC.

Dated: September 3, 2008	By: /s/ Ben Zadik. Ben Zadik
                                                                                                                                         Chief Financial Officer